UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2005

Centrue Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15025	36-3846489
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

310 S. Schuyler, P.O. Box 552, Kankakee, Illinois		60901
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	815-937-4440

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2005, Centrue Financial Corporation’s (the "Company") Board of Directors approved an amendment to the Centrue Financial Corporation 2003 Stock Incentive Plan (the "Plan") allowing the committee administering the Plan discretion in establishing the expiration provisions of each option grant. Prior to the amendment, the Plan provided for option grants to expire upon the earlier of 10 years from the date of grant or 3 months after an optionee terminates employment with the Company, with certain exceptions.

Additionally, on April 21, 2005, the board authorized the committee to amend the outstanding stock option agreement between Keith Roseland, a Regional President of Centrue Bank, and the Company. Pursuant to the amendment, Mr. Roseland’s stock option agreement covering 5,000 shares of the Company’s common stock shall continue to vest pursuant to its original terms and remain exercisable following Mr. Roseland’s upcoming retirement from the Company. Prior to the amendment, the option agreement terminated pursuant to the termination provision of the Plan described above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrue Financial Corporation

April 27, 2005	By:	James M. Lindstrom

Name: James M. Lindstrom
Title: Chief Financial Officer